                                                                    EXHIBIT 11.1

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE



                                                                          Year Ended December 31,
                                                                --------------------------------------------
                                                                    1994             1993             1992
                                                                -----------     ------------     -----------
                                                                  (in thousands, except per share amounts)
Primary Earnings Per Share
--------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   54,582      $    28,317      $  13,014
        Less: Loss from discontinued operations   . . . . .         (5,048)         (16,742)        (2,768)
                                                                -----------     ------------     -----------

        Net income  . . . . . . . . . . . . . . . . . . . .         49,534           11,575         10,246
        Less: Dividends on preferred stock  . . . . . . . .           -                (333)           -
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $   49,534      $    11,242      $  10,246
                                                                ===========     ============     ===========

        Weighted average number of common and
        common equivalent shares:
        --------------------------------------------
        Average common shares outstanding   . . . . . . . .         13,649           10,652          9,917
        Add: Dilutive effect of stock options after
             application of treasury stock method  . . .               596              452              -
                                                                -----------     ------------     -----------
                                                                    14,245           11,104          9,917
                                                                ===========     ============     ===========

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $    3.83       $      2.52      $    1.31
        Loss from discontinued operations   . . . . . . . .          (.35)            (1.51)          (.28)
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $    3.48       $      1.01      $    1.03
                                                                ===========     ============     ===========

Fully Diluted Earnings Per Share
--------------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   54,582      $    28,317      $  13,014
        Less: Loss from discontinued operations   . . . . .         (5,048)         (16,742)        (2,768)
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $   49,534      $    11,575      $  10,246
                                                                ===========     ============     ===========

        Weighted average number of common and
        all dilutive contingent shares:
        -----------------------------------------------
        Average common shares outstanding   . . . . . . . .         13,649           10,652          9,917
        Add:  Dilutive effect of stock options after
              application of treasury stock method  . . .              596              687           -
              Dilutive effect of preferred stock after
              application of "if converted" method  . . .             -                 514           -
                                                                -----------     ------------     -----------
                                                                    14,245           11,853          9,917
                                                                ===========     ============     ===========

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $     3.83      $      2.39      $    1.31
        Loss from discontinued operations   . . . . . . . .           (.35)           (1.42)          (.28)
                                                                -----------     ------------     -----------

        Total   . . . . . . . . . . . . . . . . . . . . . .     $     3.48      $       .97      $    1.03
                                                                ===========     ============     ===========






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